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                                                                      EXHIBIT 5


To    Chicago Bridge & Iron Company N.V.
      Polaris Avenue 31                             650 Fifth Avenue, 4th Floor
      2132 JH Hoofddorp                             New York, NY  10019
      The Netherlands
                                                    T  +1 212 259 4100
                                                    F  +1 212 259 4111

New     October 3, 2003
York                                                 Arie Schaberg

                                                     E aai.schaberg@debrauw.com
Our ref.90094095/1001-final(2)-1031-SEC opinion      T +1 212 259 4110
                                                     F +1 212 259 4111



Dear Sir/Madam,

                       CHICAGO BRIDGE & IRON COMPANY N.V.

1        INTRODUCTION

         I have acted as Dutch legal adviser (advocaat) to Chicago Bridge & Iron Company N.V., with corporate seat in Amsterdam (the "COMPANY"), and Chicago Bridge & Iron Company B.V., with corporate seat in Amsterdam (the "SUBSIDIARY"), in connection with the registration (the "REGISTRATION") by the Company with the United States Securities and Exchange Commission (the "SEC") of ordinary shares in the share capital of the Company that may be newly issued from time to time by the Company under the Plans (as defined below) to the Participants (as defined in the Plans, the "EMPLOYEES") (the "EMPLOYEE SHARES") upon the exercise by the Employees of certain options granted to them under the Plans (the "OPTIONS"). I have taken instructions solely from the Company.

2        DUTCH LAW

         This opinion is limited to Dutch law as applied by the Dutch courts and published and in effect on the date of this opinion.

3        SCOPE OF INQUIRY; DEFINITIONS

         For the purpose of this opinion, I have:

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         Examined such documents and obtained such confirmations and trade register extracts as I have deemed necessary in order to enable me to render this opinion. It is noted that trade register extracts do not provide conclusive evidence that the facts set out in them are correct. However, under the 1996 Trade Register Act (Handelsregisterwet 1996), subject to limited exceptions, a company cannot invoke the incorrectness or incompleteness of its trade register registration against third parties who were unaware of it. I do not believe that those exceptions are material in the context of this opinion. Facts and circumstances not revealed to me may affect this opinion. I have no reasons to believe any such facts and circumstances exist.

         My examination has been limited to the text of the documents and I have not investigated the meaning and effect of any document governed by a law other than Dutch law under that other law.

4        ASSUMPTIONS

         For the purpose of this opinion, I have made the following assumptions:

4.1 All copy documents conform to the originals and all originals are genuine and complete.

4.2      Each signature is the genuine signature of the individual concerned.

4.3 Any minutes referred to in paragraph 3 are a true record of the proceedings described in validly held meetings. The resolutions set out in those minutes were validly passed. Those resolutions and any written resolutions referred to in paragraph 3 remain in full force and effect without modification and comply with the requirements of reasonableness and fairness (redelijkheid en billijkheid) under Dutch law. Any confirmation referred to in paragraph 3 is true. I have no indication to the contrary.

4.4 The Chicago Bridge & Iron 1999 Long-Term Incentive Plan dated as of May 1, 1999 and most recently amended on May 1, 2002 (the "1999-PLAN") and the Chicago Bridge & Iron 2001 Employee Stock Purchase Plan effective as of April 1, 2001(the "2001-PLAN", together with the 1999-Plan, the "PLANS") are valid, binding and enforceable on each party under the law by which they are (expressed to be) governed. Each of the Award Agreements (as defined in the 1999-Plan, the "AWARD AGREEMENTS") between the Committee (as defined in the 1999-Plan), acting on behalf of Chicago Bridge & Iron Company, a Delaware corporation, and each of the Employees (i) is within the capacity and powers of, and have been validly authorised and signed by, each party thereto and (ii) is valid, binding and

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         enforceable on each party under the law by which it (is expressed to
         be) governed. Each of the Employees qualifies as a Participant (as defined in the Plans) and is entitled to sufficient Awards (as defined in the 1999-Plan) or options (as defined in the 2001-Plan) for the Company to allow for the issue of the Employee Shares. The maximum number of Employee Shares which may be issued from time to time by the Company under each of the Plans will have been validly adjusted pursuant to Section 4.3 of the 1999-Plan, respectively Section 5.03 of the 2001-Plan, in the event a change in corporate capitalization as described Section 4.3 of the 1999-Plan, respectively an augmentation as described in Section 5.03 of the 2001-Plan, occurs, to allow for the issue of the Employee Shares. The Options will have been validly exercised by the Employees. There are no dealings between the parties which affect the Award Agreements or the Plans.

4.5 At the time of the contribution on each of the Employee Shares (the "CONTRIBUTION"), the value of the Contribution will be at least equal to the amount to be paid on each of the Employee Shares and the Contribution will have been validly paid to the Company in US Dollars.

4.6 The Employee Shares will have been issued in the form and manner prescribed by the Company's articles of association at the time of issue. The Employee Shares will have been validly accepted by the Employees and will have been validly placed (geplaatst) with the Employees in accordance with the written resolution of the Company's Supervisory Board dated May 9, 2002 and in accordance with all laws applicable to the acceptance and placement (plaatsing) of the Employee Shares.

4.7 The Company's authorised share capital (maatschappelijk kapitaal) will be sufficient to allow for the issue of the Employee Shares.

4.8 The bank statement as meant in Section 2:93a subsection 6 Dutch Civil Code ("CC") (bankverklaring) of a bank within the meaning of Section 2:93a subsection 3 CC, showing the sufficient amount of dollars freely convertible into EUR at the exchange rate on the payment date of the Employee Shares, will be filed with the Chamber of Commerce within two weeks after the payment date of the Employee Shares.

4.9 At the time of the exercise of the Options by the Employees and the issue of the Employee Shares, no party will possess insider knowledge (voorwetenschap) in respect of the Company or the trade in its securities.

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4.10     The Employee Shares will have been and will be offered anywhere in the world only in accordance with the 1995 Act on the Supervision of the Securities Trade (Wet toezicht effectenverkeer 1995).

5        OPINION

         Based on the documents, confirmations and trade register extracts referred to and the assumptions in paragraphs 3 and 4, I am of the opinion that the Employee Shares, when issued, will have been duly authorised and validly issued in accordance with Dutch law and that the Employee Shares, when issued, will be fully paid and non-assessable. Although Dutch law is not familiar with the term "non-assessable", I believe that it is best described as meaning that no obligation other than to pay up the nominal amount of a share may be imposed upon a shareholder against his will even by an amendment of the articles of association of the Company.

6        RELIANCE

         This opinion is solely for the purpose of the Registration and may be filed with the SEC on or about October 3, 2003 pertaining to the Registration. I hereby consent to the reference to De Brauw Blackstone Westbroek P.C., New York, New York, under the heading "Item 8 Exhibits" in the two Registration Statements "Post Effective Amendment No. 1 to Form S-8" relating to the Registration to be filed with the SEC on or about October 3, 2003 (but I do not admit that I am a person whose consent for that filing and reference is required under Section 7 of the United States Securities Act of 1933, as amended). Otherwise, it is not to be transmitted to anyone nor is it to be relied upon for any other purpose.

Yours faithfully,


/s/ Arie Schaberg


ARIE SCHABERG
for De Brauw Blackstone Westbroek P.C.